Exhibit 2.5

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT (“Amendment”) is made this 20th day of December, 2012 (the “Effective Date”), by and between Dunmore Oil Co., Inc. and JoJo Oil Company, Inc. (individually and collectively, “Seller”), each a Pennsylvania corporation with an address of 1031 Reeves Street, Dunmore, PA 18512, on the one hand, and Lehigh Gas Partners LP and LGP Realty Holdings LP, s agent for and for the exclusive benefit of its permitted nominee or its permitted assigns (individually and collectively, “Buyer”), each a Delaware limited partnership with an address of 702 Hamilton Street, Suite 203, Allentown, PA 18101.

BACKGROUND

A.                                    Seller and Buyer are parties to that certain Asset Purchase Agreement dated November 30, 2012, as amended by that certain First Amendment to Asset Purchase Agreement dated December 4, 2012 and as amended by that certain Second Amendment to Asset Purchase Agreement dated December 13, 2012 (together, the “Agreement”) pursuant to which the Seller agreed to sell, and the Buyer agreed to purchase certain Properties and other Assets pursuant to the terms set forth therein.

B.                                    Seller and Buyer now desire to further amend certain provisions of the Agreement as set forth more fully below.

C.                                    Capitalized terms used in this Amendment without definition shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Buyer and Seller, each intending to be legally bound hereby, agree as follows:

1.                                      Section 10 of the Agreement is hereby amended and restated as follows:

Bulk Sales.  Immediately upon the execution of this Agreement by the parties, Seller shall file and provide Buyer with copies of all notices or other documentation required to obtain all consents and clearances required by applicable law to the Pennsylvania Department of Revenue and any other government or taxing authority pursuant to any bulk sales or similar laws that may be applicable to the transactions contemplated by this Agreement.  Seller shall and hereby agrees to indemnify the Buyer for any damages suffered by the Buyer as a result of the Seller’s failure to pay any tax attributable to periods ending on or before Closing or to provide notice to any taxing authority of the transactions contemplated herein, including, but not limited to, damages relating to any tax liability of the Seller related to the ownership or operation of the Properties or the Assets prior to Closing and any real property or related taxes or assessments on any of the Properties. In addition, Seller agrees that $500,000.00 of the Purchase Price payable to Seller shall be placed in escrow with the Escrow Agent at Closing.  Buyer agrees to authorize the Escrow Agent to release all funds being held to Seller upon Buyer’s receipt of written evidence of payment of all tax liability arising in connection with the Properties and/or from Seller’s activities for the period ending on or before Closing and receipt of a written opinion of Seller’s accountant verifying that all such pre-Closing taxes have been properly calculated and paid, provided however, security for and payment of any motor fuels assessment as set forth on Schedule 8(p) shall be handled directly between the Pennsylvania Department of Revenue and Seller and therefore shall not require any escrow with Buyer or prevent a release of funds from the Escrow Agent provided that Seller provides Buyer with written evidence of the security for and/or payment of such motor fuel assessments and the acceptance of same by the Pennsylvania Department of Revenue.  In the event that the Buyer incurs any damages as a result of the Seller’s failure to pay any tax attributable to periods ending on or before Closing or to provide notice to any taxing authority of the transactions contemplated herein, including damages relating to any tax liability of the Seller related to the ownership or operation of the Properties and/or the Assets prior to Closing, then, an amount equal to the actual damages relating to such tax liability shall be paid from the escrowed funds over to Buyer and the remainder of the escrowed funds, if any, shall be returned to Seller.  The obligations of Buyer and Seller under this Section 10 shall survive Closing.

2.                                      Section 2(e) of the Agreement is hereby amended to provide that it shall survive the Closing.

3.                                      Exhibit C attached hereto shall be attached to and incorporated into the Agreement as Exhibit C (the “Personal Property”), Exhibit D attached hereto shall be attached to and incorporated into the Agreement as Exhibit D (the “Dealer Contracts”), Exhibit E attached hereto shall be attached to and incorporated into the Agreement as Exhibit E (the “Assumed Contracts”), Exhibit F attached hereto shall be attached to and incorporated into the Agreement as Exhibit F (the “Leases”), Exhibit H attached hereto shall be attached to and incorporated into the Agreement as Exhibit H (the “Permitted Encumbrances”), Exhibit I attached hereto shall be attached to and incorporated into the Agreement as Exhibit I (the “Seller Materials”), Exhibit J attached hereto shall be attached to and incorporated into the Agreement as Exhibit J (the “Form Deed”), Exhibit K attached hereto shall be attached to and incorporated into the Agreement as Exhibit K (the “Form Personal Property Bill of Sale”), Exhibit K-2 attached hereto shall be attached to and incorporated into the Agreement as Exhibit K-2 (the “Form Inventory Bill of Sale”), Exhibit L attached hereto shall be attached to and incorporated into the Agreement as Exhibit L (the “Form Assignment and Assumption of Lease”), Exhibit M attached hereto shall be attached to and incorporated into the Agreement as Exhibit M (the “Form Assignment and Assumption of Dealer Contracts”), Exhibit M-2 attached hereto shall be attached to and incorporated into the Agreement as Exhibit M-2 (the “Form Assignment and Assumption of Assumed Contracts”), Exhibit N attached hereto shall be attached to and incorporated into the Agreement as Exhibit N (the “Form Non-Compete Agreement”), and Exhibit O attached hereto shall be attached to and incorporated into the Agreement as Exhibit O (the “Form LGO Assignment and Assumption Agreement”).  In addition, Schedule 8(h) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(h) (“Litigation”), Schedule 8(i) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(i) (“Government Actions”), Schedule 8(m) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(m) (“Seller’s Secured Creditors”), Schedule 8(n) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(n) (“Seller’s Leased Assets”), Schedule 8(p) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(p) (“Taxes”), Schedule 8(q) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(q) (“Environmental Conditions”), Schedule 8(r) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(r) (“Seller’s Permits, Licenses and Registrations”), Schedule 8(u)(i) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(u)(i) (“Employment Contracts”), Schedule 8(u)(ii) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(u)(ii) (“Benefit Plans”), and Schedule 8(v) attached hereto shall be attached to and incorporated into the Agreement as Schedule 8(v) (“Financial Information”).

4.                                      Buyer and Seller acknowledge that Food Contract Services, Inc. d/b/a Ideal Café has issued a notice terminating its Major Dealer Agreement with Seller, which agreement was assigned by Seller to Lehigh Gas Wholesale LLC.  Buyer agrees to accept the termination of said Major Dealer Agreement.  Seller agrees that, notwithstanding anything to the contrary in the Agreement or the assignment of the Major Dealer Agreement or otherwise, it will be responsible for and shall promptly reimburse Buyer for any liabilities incurred in connection with the termination of said Major Dealer Agreement including, but not limited to, incentive payment recapture to Valero.  Buyer will use best commercial efforts to minimize any such liabilities.

5.                                      In order to eliminate the need to transfer funds, Buyer and Seller agree that the $500,000 currently being held by the Escrow Agent (representing the First Deposit and the Second Deposit) will be held by the Escrow Agent after Closing as the funds to be escrowed from the Purchase Price pursuant to Section 10 of the Agreement.

6.                                      Miscellaneous. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous representations, agreements and understandings, whether written or oral.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.  Executed signature pages to this Amendment may be exchanged by facsimile transmission or electronic mail between the parties.  Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.  If a conflict between this Amendment and the Agreement exists, the terms of this Amendment shall control.  The Background provisions set forth above are incorporated herein by reference.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties hereto, being authorized to do so and intending to be legally bound hereby, have duly executed and entered into this Agreement as if under seal on the date first set forth above.

BUYER:

ATTEST:	Lehigh Gas Partners LP, a Delaware limited partnership

By: Lehigh Gas GP LLC, a Delaware limited liability company, its General Partner

/s/ Karen Yeakel	By:	/s/ David Hrinak
	Name:	David Hrinak
	Title:	President

ATTEST:	LGP Realty Holdings LP, a Delaware limited partnership

By: LGP Realty Holdings GP LLC, a Delaware limited liability company, its General Partner

/s/ Karen Yeakel	By:	/s/ David Hrinak
	Name:	David Hrinak
	Title:	Vice President

SELLER:

ATTEST:	Dunmore Oil Co., Inc., a Pennsylvania corporation

/s/ David Nothdurft	By:	/s/ Joseph J. Gentile Jr.
	Name:	Joseph J. Gentile Jr.
	Title:	President

ATTEST:	JoJo Oil Company, Inc., a Pennsylvania corporation

/s/ David Nothdurft	By:	/s/ Joseph J. Gentile Jr.
	Name:	Joseph J. Gentile Jr.
	Title:	President